CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-57637, No. 33-28849, No. 33-64666 and No. 333-68785) of Westwood One, Inc., of our report dated March 17, 1999 appearing on page F-2 of this Form 10-K.



/s/PRICEWATERHOUSECOOPERS LLP
------------------------------------
PricewaterhouseCoopers LLP




Century City, California
March 30, 1999






























                                   EXHIBIT 24